UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2008

ZONES, INC.
(Exact name of registrant as specified in charter)

WA	0-28488	91-1431894
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1102 15th Street SW, Suite 102	98001-6509
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 253-205-3000

Not Applicable
(Former name or former address, if changed since last report.)
________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
________________________________

Item 8.01.	Other Events.

Shareholder Approval of Merger

On December 19, 2008, the shareholders of Zones, Inc. (the “Company”) voted to approve the merger of Zones Acquisition Corp. (“ZAC”), a Washington corporation wholly owned by Firoz Lalji (the Company’s Chief Executive Officer, Chairman of the Board and majority shareholder), with and into the Company, with the Company continuing as the surviving corporation, and to approve and adopt the Agreement and Plan of Merger, dated as of July 30, 2008 and amended as of November 17, 2008 (the “Merger Agreement”), between the Company and ZAC, and the other transactions contemplated thereby.  The proposal was approved by (i) the vote of holders of a majority of the outstanding shares of the Company’s common stock entitled to vote at the special meeting and (ii) the vote of holders of a majority of the number of shares of the Company’s common stock present in person or by proxy and voting at the special meeting (other than shares held by, or in custodial accounts for, the continuing shareholders).

The transaction is expected to close on December 31, 2008, and remains subject to the satisfaction of customary closing conditions.  Although the transaction is not subject to a financing condition, there can be no assurance that the anticipated equity and debt financing necessary to complete the transaction will be available to fund the merger consideration.  A copy of a press release announcing the shareholder approval is filed as Exhibit 99.1 to this current report and is incorporated herein by reference.

Remainder Payment Guarantee

On December 19, 2008, in connection with the Merger Agreement, Mr. Lalji entered into a Remainder Payment Guarantee (the “Guarantee”) in favor of the shareholder’s representative as agent for the shareholders who will receive the merger consideration. Pursuant to the Merger Agreement, approximately $35.0 million of the merger consideration will be deposited with the paying agent prior to closing of the merger, which is expected to occur on December 31, 2008. The remaining approximately $16.0 million of merger consideration is expected to be deposited with the paying agent on January 2, 2009 using funds from a GE Capital credit facility and other sources that are available to the surviving company. Pursuant to the Guarantee, Mr. Lalji has personally guaranteed the funding of the final approximately $16.0 million of merger consideration on January 2, 2009 if it is not otherwise funded in a timely manner.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release dated December 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONES, INC.

Dated: December 22, 2008	/s/ RONALD P. MCFADDEN

By: Ronald P. McFadden
Its: Secretary and Chief Financial Officer